UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2023
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Exact name of registrants as specified in
Commission	their charters, address of principal executive			IRS Employer
File Number	offices and registrants’ telephone number			Identification Number
1-14465	IDACORP, Inc.			82-0505802
1-3198	Idaho Power Company			82-0130980
1221 W. Idaho Street
	Boise,	Idaho	83702-5627
	(208)	388-2200
State or Other Jurisdiction of Incorporation:			Idaho
Former name or former address, if changed since last report:			None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 8.01 Other Events.

As previously reported, on June 1, 2023, Idaho Power Company (“Idaho Power”) filed a general rate case with the Idaho Public Utilities Commission (“IPUC”), Case No. IPC-E-23-11. Also as previously reported, on October 27, 2023, Idaho Power, the Staff of the IPUC, and intervening parties publicly filed a settlement stipulation (the “Settlement Stipulation”) with the IPUC related to the Idaho general rate case filing, which Settlement Stipulation was subject to IPUC approval. On December 28, 2023, the IPUC issued an order (the “Order”) approving the Settlement Stipulation. A copy of the Order is available on the IPUC’s website at puc.idaho.gov.

As approved by the Order, the Settlement Stipulation contains the following significant terms, among other items:

•Idaho Power will implement revised tariff schedules designed to increase annual Idaho-jurisdictional retail revenue by $54.7 million, or 4.25 percent, effective January 1, 2024. The $54.7 million of additional annual revenue is net of an Idaho-jurisdiction power cost adjustment (“PCA”) rate decrease of $168.3 million and a reduction to annual energy efficiency rider collection of $3.5 million, each of which was transferred into base rates.

•A 9.6 percent return on equity and a 7.247 percent authorized rate of return based on a non-specified cost of debt and capital structure, applied to an Idaho-jurisdictional rate base of approximately $3.8 billion.

•Modifications to the Idaho-jurisdiction PCA including establishment of a new level of base net power supply expense of $484.9 million, which includes the transfer of $168.3 million from current PCA rates to base rates;

•Modifications to the energy efficiency rider to support the transfer of $3.5 million of energy efficiency labor-related cost collection from the annual energy efficiency rider into base rates, warranting a decrease in the energy efficiency rider rate from 3.1 percent to 2.35 percent;

•Modifications to the fixed cost adjustment mechanism to support Idaho Power’s rate designs and to reflect updated fixed costs;

•Continued deferral of incremental vegetation management and insurance costs, as measured from 2022 actual costs, through the earlier of Idaho Power’s next Idaho general rate case or 2025;

•An annual $18 million increase in collection of Idaho Power’s regulatory asset associated with its defined benefit pension plan contributions;

•Modifications to Idaho Power’s accumulated deferred investment tax credits (“ADITC”) and revenue sharing mechanism to (1) include an additional amount of investment tax credits equal to the incremental investment tax credits generated from Idaho Power’s investment in 2023 battery storage projects; (2) remove the existing $25 million annual cap on the amount of accelerated amortization of ADITCs; (3) establish a minimum specified Idaho-jurisdiction return on year-end equity (“Idaho ROE”) of 9.12 percent for additional amortization of ADITCs; (4) establish a 9.6 percent Idaho ROE as the threshold for revenue sharing of Idaho-jurisdiction earnings between Idaho Power and Idaho customers; and (5) implement all revenue sharing through the PCA rather than a portion offsetting customer-funded pension obligations;

•Agreement that Idaho Power’s share of capital expenditures at jointly-owned coal-fired plants through year-end 2022 was prudently incurred;

•Deferral and amortization of annual differences between certain periodic maintenance costs at Idaho Power’s natural gas-fired power plants; and

•A residential price modernization plan and updated rate designs.

As approved by the Order, the Settlement Stipulation further provides for future workshops and discussions among the parties on items such as class cost-of-service study methods and time-of-use rates, though these subsequent discussions will not impact the agreements reached in the Settlement Stipulation. As referenced in the Settlement Stipulation, the IPUC Staff completed its review of capital investments and filed a report summarizing its findings on December 1, 2023. According to the report, the Staff indicated that Idaho Power’s capital investments were prudent (except as otherwise noted in the Settlement Stipulation), and further prudence review of such investments in the next general rate case is not necessary.

Neither the Order nor the Settlement Stipulation precludes Idaho Power from filing another general rate case in Idaho at any time in the future.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  December 28, 2023
IDACORP, INC.
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer